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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 26, 1994 appearing on page 29 of Union Texas Petroleum Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE

Houston, Texas
March 14, 1994